Exhibit 10.17

SUNNOVA ENERGY INTERNATIONAL INC.

2013 STOCK OPTION PLAN

(As Amended and Restated Effective July 29, 2019)

1.	General.

(a) Eligible Option Recipients. The persons eligible to receive Options are Employees and Directors.

(b) Available Options. The Plan provides for the grant of Nonstatutory Stock Options.

(c) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Options as set forth in Section l(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Options. The Plan was originally adopted as the 2013 Stock Option Plan of Sunnova Energy Corporation, and was amended and restated and assumed by the Company in connection with the closing of the transactions contemplated by the Agreement and Plan of Merger, by and among the Company, Sunnova Energy Corporation and Sunnova Merger Sub Inc. dated as of July 29, 2019.

(d) No Further Grants. No Options may be granted under the Plan on or after the Restatement Date. On and after the Restatement Date, the Plan exists solely to govern the administration of Options granted prior to the Restatement Date.

(e) Defined Terms. Capitalized terms are defined in Section 12.

2.	Administration.

(a) Administration by Board. The Board shall administer the Plan; provided that as of the Effective Date, the Committee shall administer the Plan (and references in this Plan to the Board shall thereafter be to the Committee).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)

To determine from time to time (A) which of the persons eligible under the Plan shall be granted Options; (B) when and how each Option shall be granted; (C) what type or combination of types of Option shall be granted; (D) the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an Option; (E) the number of shares of Common Stock with respect to which an Option shall be granted to each such person; and (F) the Fair Market Value applicable to an Option.

(ii)

To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Option fully effective.

(iii)	To settle all controversies regarding the Plan and Options granted under it.

(iv)

To accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

(v)

To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the affected Option Holder.

(vi)

To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Options under Section 409A of the Code and/or to bring the Plan or Options granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 8(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Options under the Plan, (C) materially increases the benefits accruing to Option Holders under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of awards available for issuance under the Plan. Except as provided above, rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Option Holder, and (2) such Option Holder consents in writing.

(vii)

To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii)

To approve the form of Option Agreement for use under the Plan and to amend the terms of any one or more Options, including, but not limited to, amendments to provide terms more favorable to the Option Holder than previously provided in the Option Agreement, subject to any specified limits in the Plan that are not subject to Board discretion.

(ix)

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or the Options.

(x)	To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside the United States.

(xi)

To effect, at any time and from time to time, with the consent of any adversely affected Option Holder, (A) the reduction of the exercise price of any outstanding Option under the Plan; (B) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (1) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (2) cash and/or (3) other valuable consideration (as determined by the Board, in its sole discretion); or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated, except any actions with respect to matters that under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded are required to be determined in the sole discretion of the Compensation Committee.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.	Shares Subject to the Plan.

(a) Share Reserve. Subject to the provisions of Section 8(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to Options after the Effective Date shall not exceed 26,032 shares. For clarity, the limitation in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan and does not limit the granting of Options. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable stock exchange rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if an Option expires or otherwise terminates without having been exercised in full, such expiration or termination shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If any shares of Common Stock issued pursuant to an Option are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Option Holder, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. Any shares reacquired by the Company pursuant to Section 5(m) or as consideration for the exercise of an Option shall again become available for issuance under the Plan.

(c) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.

Eligibility1. . Options may be granted to Employees and Directors; provided, however Options may not be granted to Employees and Directors who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the stock underlying such Option is treated as “service recipient stock” under Section 409A of the Code because the Options are granted pursuant to a Corporate Transaction or unless such Options comply with the distribution requirements of Section 409A of the Code.

5.

Option Provisions. Each Option Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration often (10) years from the date of its grant or such shorter period specified in the Option Agreement

(b) Exercise Price. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c) Manner of Exercise. An Option Holder may exercise an Option by providing written notice of such exercise to the Company by submitting the notice of exercise in the form set forth by the Company from time to time. The date upon which such notice is received by the Company shall be the exercise date for the Options.

(d) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i)	check, bank draft, wire transfer or money order payable to the Company;

(ii)	by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iii)

by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept cash or other payment from the Option Holder to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Option Holder as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(iv)	in any other form of legal consideration that may be acceptable to the Board.

(e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the Transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary an Option shall not be transferable except by will or by the laws of descent and distribution. The Board may, in its sole discretion, permit Transfer of the Option in a manner that is not prohibited by applicable tax and securities laws upon the Option Holder’s request. Except as explicitly provided herein or approved by the Board, an Option may not be Transferred for consideration. If an Option is Transferred in violation of the Plan or the Option the Option Holder’s right to exercise the Option shall terminate immediately upon such Transfer.

(f) Beneficiary Designation. Notwithstanding the foregoing, the Option Holder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Option Holder, shall thereafter be entitled to exercise the Option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Option Holder’s estate shall be entitled to exercise the Option and receive the Common Stock or other consideration resulting from such exercise.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary_ The provisions of this Section S(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Option Holder and the Company, in the event that an Option Holder’s Continuous Service terminates (other than upon the Option Holder’s death or Disability):

(i)

If the Option Holder’s Continuous Service is terminated by the Company without Cause, the Option Holder may exercise his or her Option (to the extent that the Option Holder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date thirty (30) days following the termination of the Option Holder’s Continuous Service by the Company without Cause (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement If, after termination of Continuous Service by the Company without Cause, the Option Holder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate; or

(ii)	If the Option Holder’s Continuous Service is terminated for any other reason, the Option shall terminate simultaneously with the termination of Continuous Service.

(i) Extension of Termination Date. If the exercise of an Option following the termination of the Option Holder’s Continuous Service (other than upon the Option Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a total period of ninety (90) days (that need not be consecutive) after the termination of the Option Holder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. In addition, unless otherwise provided in an Option Holder’s Option Agreement, if the sale of any Common Stock received upon exercise of an Option following the termination of the Option Holder’s Continuous Service would violate the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the applicable post - termination exercise period after the termination of the Option Holder’s Continuous Service during which the exercise of the Option would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option as set forth in the applicable Option Agreement

(j) Disability of Option Holder. Except as otherwise provided in the applicable Option Agreement or other agreement between the Option Holder and the Company, if an Option Holder’s Continuous Service terminates as a result of the Option Holder’s Disability, the Option Holder may exercise his or her Option (to the extent that the Option Holder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date one hundred twenty (120) days following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Option Holder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(k) Death of Option Holder. Except as otherwise provided in the applicable Option Agreement or other agreement between the Option Holder and the Company, if (i) an Option Holder’s Continuous Service terminates as a result of the Option Holder’s death, or (ii) the Option Holder dies within the period (if any) specified in the Option Agreement after the termination of the Option Holder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Option Holder was entitled to exercise such Option as of the date of death) by the Option Holder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Option Holder’s death, but only within the period ending on the earlier of (i) the date one hundred twenty (120) days following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement If, after the Option Holder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(l) Non-Exempt Employees. No Option, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended (the “FLSA”), shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, P.L. 106-202, (i) upon the Option Holder’s death or Disability, (ii) upon a Corporate Transaction in which such Option is not assumed, continued, or substituted, or (iii) upon the Option Holder’s retirement (as such term may be defined in the Option Holder’s Option Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay for purposes of the FLSA.

(m) Early Exercise. The Option may, but need not, include a provision whereby the Option Holder may elect at any time before the Option Holder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase right until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.

6.	Covenants of the Company.

(a) Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained. An Option Holder shall not be eligible for the grant of an Option or the subsequent issuance of Common Stock pursuant to the Option if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any holder of an Option to advise such holder as to the time or manner of exercising such Option. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Option to the holder of such Option.

7.	Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Options shall constitute general funds of the Company

(b) Corporate Action Constituting Grant of Options. Corporate action constituting a grant by the Company of an Option to any Option Holder shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Option is communicated to, or actually received or accepted by, the Option Holder.

(c) Stockholder Rights. No Option Holder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until (i) such Option Holder has satisfied all requirements for exercise of the Option pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Option has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Option Agreement or other instrument executed thereunder or in connection with any Option granted pursuant thereto shall confer upon any Option Holder any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, or (ii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, any other agreement with a Director and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Investment Assurances. The Company may require an Option Holder, as a condition of exercising or acquiring Common Stock under any Option, (i) to give written assurances satisfactory to the Company as to the Option Holder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Option Holder is acquiring Common Stock subject to the Option for the Option Holder’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the Transfer of the Common Stock.

(f) Withholding Obligations. Unless prohibited by the terms of an Option Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Option by any of the following means or by a combination of such means: (i) causing the Option Holder to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Option Holder in connection with the Option provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Option as a liability for financial accounting purposes); (iii) withholding payment from any amounts otherwise payable to the Option Holder; or (iv) by such other method as may be set forth in the Option Agreement.

(g) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Option Holder has access).

(h) Compliance with 409A. To the extent that the Board determines that any Option granted hereunder is subject to Section 409A of the Code, the Option Agreement evidencing such Option shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(l) of the Code. To the extent applicable, the Plan and Option Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Option Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and an Option Holder holding an Option that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Option Holder’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Option Holder’s death.

8.	Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), and (ii) the class(es) and number of securities and price per share of stock subject to outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Option Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Common Stock is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Options to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Options have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Options in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Option or any other written agreement between the Company or any Affiliate and the Option Holder or unless otherwise expressly provided by the Board at the time of grant of an Option. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Options, contingent upon the closing or completion of the Corporate Transaction:

(i)

arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Option or to substitute a similar stock award for the Option (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)

arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Option to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)

accelerate the vesting, in whole or in part, of the Option (and, if applicable, the time at which the Option may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Option terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv)	arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Option;

(v)

cancel or arrange for the cancellation of the Option, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

(vi)

make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Option Holder would have received upon the exercise of the Option, over (B) any exercise price payable by such Option Holder in connection with such exercise.

(d) The Board need not take the same action or actions with respect to all Options or portions thereof or with respect to all Option Holders.

9.	Termination or Suspension of the Plan.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders of the Company. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the affected Option Holder.

10.	Effective Date of Plan. This Plan shall become effective on the Effective Date; provided that the effective date of this amendment and restatement of the Plan is the Restatement Date.

11.	Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

12.	Definitions. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Board” means the Board of Directors of the Company.

“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Option after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

“Cause” means: (i) misconduct by an Option Holder involving fraud, dishonesty or illegality; (ii) willful or repeated failure by Option Holder to perform his or her duties as assigned by the Company; (iii) violation by an Option Holder of any policies of the Company, the effect of which is materially adverse to the Company or its Affiliates or their operations, reputation or condition; (iv) a material breach by an Option Holder of a duty owed to the Company or its Affiliates; (v) an Option Holder’s willful misappropriation of material assets or opportunities of the Company or its Affiliates; or (vi) an Option Holder is charged, convicted or pleads nolo contendere with any crime constituting a felony or a crime involving fraud or dishonesty.

“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common stock of the Company.

“Company” means Sunnova Energy International Inc., a Delaware corporation.

“Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

“Continuous Service” means that the Option Holder’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. A change in the capacity in which the Option Holder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Option Holder renders such service, provided that there is no interruption or termination of the Option Holder’s service with the Company or an Affiliate, shall not terminate an Option Holder’s Continuous Service provided, however, if the Entity for which an Option Holder is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Option Holder’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate For example, a change in status from an Employee of the Company to an Employee of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Option only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Option Holder, or as otherwise required by law.

“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least fifty-one percent (51%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

“Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

“Director” means a member of the Board.

“Disability” means, with respect to an Option Holder, the inability of such Option Holder to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

“Effective Date” means the original effective date of this Plan, which is the date this Plan is approved by the Company’s stockholders.

“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

“Entity” means a corporation, partnership, limited liability company or other entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source as the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

“Nonstatutory Stock Option” means an option that does not qualify as an Incentive Stock Option in accordance with the Code.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

“Option” means an option to purchase shares of Common Stock granted pursuant to the Plan.

“Option Agreement” means a written agreement between the Company and an Option Holder evidencing the terms and conditions of an Option grant Each Option Agreement shall be subject to the terms and conditions of the Plan.

“Option Holder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Plan” means this Sunnova Energy International Inc. 2013 Stock Option Plan, as the same may be amended from time to time as provided for in the Plan.

“Restatement Date” means July 29, 2019.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer” means any sale, gift, pledge, encumbrance, mortgage, transfer or any other disposition of an Option (or any interest therein) whatsoever, whether by operation of law or otherwise.